UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2008

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry Into Material Definitive Agreements.

At its regularly scheduled meeting held on January 2, 2008, the following resolutions were adopted by the Compensation and Stock Incentive Committee of the Board of Directors of the registrant:

“RESOLVED, that the following salary changes are being made for executive officers of the Company for fiscal year 2008 and shall be effective January 1, 2008:

Executive Officer	Title	Annual Salary

Edward J. Sutor	Executive Vice President	$275,000
Timothy R. Horne	Senior Vice President-Finance, Treasurer & CFO	$235,000
Klaus M. Belohoubek	Senior Vice President-General Counsel & Secretary	$185,000

RESOLVED, that the determination of a discretionary annual incentive for the Executive Vice President for fiscal year ending 2008 will be dependent upon an overall favorable evaluation of the Executive Vice President’s performance and be calculated as two and one-half percent (2 ½%) of the year over year increase in the Company’s pre-tax earnings, as determined by this Committee in its sole discretion, including any adjustments for extraordinary or non-recurring items as the Committee may deem appropriate.

RESOLVED, that the following discretionary bonuses shall be paid to Executive Officers of the Company for their performance in 2007:

Executive Officer	Title	Bonus

Edward J. Sutor	Executive Vice President	$50,000
Timothy R. Horne	Senior Vice President-Finance, Treasurer & CFO	$50,000
Klaus M. Belohoubek	Senior Vice President-General Counsel & Secretary	$35,000

RESOLVED, that, effective as of January 1, 2008, the salary for the Chief Executive Officer of the Company shall increase to $300,000 per annum and the determination of a discretionary annual incentive for fiscal year ending 2008 will be dependent upon an overall favorable evaluation of the Chief Executive Officer’s performance and be calculated as five percent (5%) of the year over year increase in the Company’s pre-tax earnings, as determined by this Committee in its sole discretion, including any adjustments for extraordinary or non-recurring items as the Committee may deem appropriate.

FURTHER RESOLVED, that the Chief Executive Officer shall be paid a discretionary bonus for his performance in 2007 of $50,000.

RESOLVED, that a special discretionary incentive for fiscal year 2008 recommended by the Executive Committee for the Company’s four Section 16(b) executive officers and for three additional officers of a subsidiary of the Company, pursuant to which each may be entitled to receive a cash incentive up to $15,000 based upon the attainment by the Company of certain financial metrics, is hereby adopted and approved.”

The last special discretionary incentive is based on exceeding a targeted pre-tax earnings number and is intended to be an aggressive but reasonably attainable goal.  The formal terms of this incentive are as set forth below:

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“1.    The amount will be paid within 30 days after our financials for 2008 have been signed off by our independent auditors.  If it is clear to the Executive Committee that the goal will be met, we may choose to pay the amount earlier.

2.      The amount paid will be less normal payroll withholdings.

3.      The determination of pre-tax earnings will be as calculated by the Company, at its sole discretion.  Extraordinary items may be excluded from the calculation (such as a sale of assets outside the ordinary course of business) and the Company reserves the right to make adjustments to the calculation as it sees fit.  FIN 48 is not considered an extraordinary item.

4.      Participation in this program does not in any way affect your status as an “at-will” employee.  In order to receive your payment, you must be an employee in good standing at the time the payment is made.

5.      The Company reserves the right to modify or terminate this plan, in whole or in part.  No one has any earned or vested entitlement to a payment under this plan.  All payments remain at the sole discretion of the Executive Committee.”

The discretionary annual incentives noted above for the Chief Executive Officer and the Executive Vice President are entirely discretionary and are not contained in any formal agreements.  All of our executive officers are “at-will” employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: January 4, 2008